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                               The Law Offices of
                   HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN
                           A Professional Corporation

                       Three Embarcadero Center, 7th Floor
                      San Francisco, California 94111-4065
                             Telephone 415-434-1600





September 14, 1999



Hambrecht & Quist Fund Trust
One Bush Street
San Francisco, CA  94104

         Re: HAMBRECHT & QUIST FUND TRUST/N-1A REGISTRATION STATEMENT

Ladies and Gentlemen:

         You have requested our opinion as counsel for Hambrecht & Quist Fund Trust, a Delaware business trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), of shares of beneficial interest in Hambrecht & Quist IPO & Emerging Company Fund, a series of the Trust (the "Shares").

         In this connection, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on June 7, 1999 (the "Certificate"); the Agreement and Declaration of Trust dated June 7, 1999, as amended September 8, 1999 (the "Governing Instrument"); the By-Laws of the Trust dated June 7, 1999 (the "By-Laws"); the consents of the Initial Trustee dated June 7, 1999 and August 26, 1999; the consent of the Initial Shareholder dated September 13, 1999; certain resolutions of the Trustees of the Trust adopted at the organizational meeting held on September 8, 1999; the Trust's registration statement on Form N-1A filed with the Securities and Exchange Commission (the "SEC") on June 11, 1999; Pre-Effective Amendment No. 1 to the Trust's registration statement on Form N-1A filed with the SEC on August 30, 1999; Pre-Effective Amendment No. 2 to the Trust's registration statement on Form N-1A transmitted for filing with the SEC on September 15, 1999; a certification of good standing of the Trust obtained as of September 10, 1999 from the Recording Office; and a Certificate of Secretary dated as of the date hereof. The Trust's registration



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Hambrecht & Quist Fund Trust
September 14, 1999

Page 2


statement referred to above, as amended and supplemented by the pre-effective amendments to the registration statement referred to above, is collectively referred to herein as the "Registration Statement".

         In connection with this opinion we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, records and certificates we have reviewed; and (d) the due authorization, execution and delivery on behalf of the respective parties thereto of the documents referred to herein. As to matters of fact material to our opinions, we have relied on our review of the documents referred to above and statements made to us by officers of the Trust. We have not independently verified any factual matters or any assumptions made by us in this letter and disclaim any inference as to the reasonableness of any such assumption.

         Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Governing Instrument, the By-Laws and the Registration Statement, will be legally issued, fully paid and non-assessable.

         Notwithstanding the opinion expressed above, we note that, pursuant to
Section 2 of Article VIII of the Governing Instrument, the Trustees have the power to cause holders of shares to pay certain custodian, transfer, shareholder servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

         The opinion set forth above is limited in all respects to matters governed by the federal laws of the United States of America and Title 12,
Part 5, Chapter 38 of the Delaware Code entitled Treatment of Delaware Business Trusts.

         The opinion set forth herein is given as of the date hereof and is expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this letter. We disclaim any obligation to notify you or any other person or entity after the date of this letter if any change in fact or law should change our opinion with respect to any matter on which we are expressing an opinion herein.

         We are delivering this opinion to the Trust to satisfy the requirement of the Securities and Exchange Commission set forth in Item 23 of Part C of Form N-1A under the Securities Act and the 1940 Act, and no other person may rely on it. Copies of this letter may not be circulated or furnished to any other person or entity, and this letter may not be referred to in any report or document furnished to any other person or entity, without our prior written consent.

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Hambrecht & Quist Fund Trust
September 14, 1999

Page 3

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Investment Advisory and Other Services -- Legal Counsel" in the statement of additional information constituting part of the Registration Statement.

                                       Very truly yours,

                                       HOWARD, RICE, NEMEROVSKI, CANADY,
                                             FALK & RABKIN
                                       A Professional Corporation



                                       By: /s/ Andre W. Brewster
                                           ------------------------------------
                                            Andre W. Brewster
                                            On behalf of the Firm